Exhibit 4.1

NORTHWESTERN CORPORATION

and

LASALLE BANK NATIONAL ASSOCIATION,

Warrant Agent

Warrant Agreement

Dated as of November 1, 2004

WARRANT AGREEMENT, dated as of November 1, 2004, between NORTHWESTERN CORPORATION, a Delaware corporation (the “Company”), and LASALLE BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States, not in its individual capacity but solely as Warrant Agent under this agreement (the “Warrant Agent”).

W I T N E S S E T H

WHEREAS, in accordance with that certain Second Amended and Restated Plan of Reorganization of the Company, dated August 18, 2004 (the “Plan”) and the order confirming the Plan dated and entered October 19, 2004 by the Honorable Charles G. Case, II, United States Bankruptcy Judge in proceedings before the United States Bankruptcy Court for the District of Delaware, the Company is required to issue an aggregate of 5,304,598 warrants (the “Warrants”), each entitling the holder thereof to purchase one share of common stock, par value $.01 per share, of the Company (the “Common Stock”);

WHEREAS, capitalized terms used herein but not otherwise defined shall have the respective meanings given them in the Plan; and

WHEREAS, the Company wishes the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing so to act, in connection with the issuance, transfer, exchange and exercise of the Warrants.

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

Section 1.               Certain Definitions.  For purposes of this Agreement, the following terms have the meanings indicated:

(a)           “Affiliate” has the meaning ascribed to in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(b)           “Business Day” means any day other than a Saturday, Sunday or a day on which banking institutions in New York or Chicago are authorized or obligated by law or executive order to close.

(c)           “Close of Business” on any given date means 5:00 p.m., Chicago time, on such date; provided, that if such date is not a Business Day such term means 5:00 p.m., Chicago time, on the next succeeding Business Day.

(d)           “Closing Date” means the Effective Date as defined in the Plan.

(e)           “Current Market Price,” as of any date, with respect to a share of Common Stock, shall be deemed to be the average closing price for the ten consecutive trading days commencing before such date on the principal national securities exchange or Nasdaq System on which the shares of Common Stock are listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange or Nasdaq System, the average of the reported bid and asked prices during such ten trading day period in the over-the-counter market as reported by Nasdaq or any other over-the-counter quotation system selected by the Company or, if the shares of Common Stock are not then publicly traded, the Current Market Price shall be determined reasonably and in good faith by the Board of Directors of the Company.

(f)            “Exercise Price” means the Initial Exercise Price, as adjusted from time to pursuant to Section 10 hereof.

(g)           “Initial Exercise Price” means, as of any date, the quotient derived by dividing (i) $898,264,683 by (ii) the aggregate number of shares of New Common Stock distributable to the holders of the Class 7 Unsecured Note Claims on the Closing Date pursuant to the Plan, together with the aggregate number of shares of New Common Stock, if any, that have been distributed to such holders subsequent to the Closing Date as a result of the resolution of disputed claims under the Plan.  As of the Closing Date, the Initial Exercise Price per share of Common Stock is $28.48.

(h)           “Person” means an individual, corporation, limited liability company, partnership, joint venture, trust, unincorporated organization, government or political subdivision thereof or governmental agency or other entity.

(i)            “Warrant Certificate” means a certificate in substantially the form attached as Exhibit A hereto representing such number of Warrants as is indicated on the face thereof.

Section 2.               Appointment of Warrant Agent.  The Company hereby appoints the Warrant Agent to act as agent for the Company in accordance with the terms and conditions hereof, and the Warrant Agent hereby accepts such appointment.  The Company may from time to time appoint such Co-Warrant Agents as it may, in its sole discretion, deem necessary or desirable.

Section 3.               Form of Warrant Certificates.  The Warrant Certificates (together with the form of election to purchase Common Stock and the form of assignment to be printed on the reverse thereof) shall be substantially in the form of Exhibit A hereto and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement and the Plan or as may be required to comply with any law or with any rule or regulation made pursuant thereto, or to conform to usage.

Subject to the provisions of Section 21 hereof, the Warrant Certificates, whenever issued, shall be dated the Closing Date and on their face shall entitle the registered holders thereof to purchase such number of shares of Common Stock as shall be set forth therein at the Exercise Price.

Section 4.               Countersignature and Registration.  The Warrant Certificates shall be executed on behalf of the Company by its Chairman, its President or a Vice President, either manually or by facsimile signature.  The Warrant Certificates shall be manually countersigned by the Warrant Agent and shall not be valid for any purpose unless so countersigned.  In case any officer of the Company who shall have signed any of the Warrant Certificates shall cease to be such officer of the Company before countersignature by the Warrant Agent and issuance and delivery by the Company, such Warrant Certificates, nevertheless, may be countersigned by the Warrant Agent, issued and delivered with the same force and effect as though the person who signed such Warrant Certificate had not ceased to be such officer of the Company; and any Warrant Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Warrant Certificate, shall be a proper officer of the Company to sign such Warrant Certificate, although at the date of the execution of this Warrant Agreement any such person was not such an officer.

The Warrant Agent will keep or cause to be kept, at one of its offices in Chicago, books for registration and transfer of the Warrant Certificates issued hereunder.  Such books shall show the names and addresses of the respective holders of the Warrant Certificates, the number of warrants evidenced on the face of each of such Warrant Certificate and the date of each of such Warrant Certificate.

Section 5.               Transfer, Split Up, Combination and Exchange of Warrant Certificates; Mutilated, Destroyed, Lost or Stolen Warrant Certificates.  Subject to the provisions of Section 13 hereof and the last sentence of this first paragraph of Section 5 and subject to applicable law, rules or regulations, restrictions on transferability that may appear on Warrant Certificates in accordance with the terms hereof or any “stop transfer” instructions the Company may give to the Warrant Agent, at any time after the close of business on the date hereof, at or prior to the close of business on the Expiration Date (as defined in Section 6), any Warrant Certificate may be transferred, split up, combined or exchanged for another Warrant Certificate or Warrant Certificates, entitling the registered holder to purchase a like number of shares of Common Stock as the Warrant Certificate or Warrant Certificates surrendered then entitled such holder to purchase.  Any registered holder desiring to transfer, split up, combine or exchange any Warrant Certificate shall make such request in writing delivered to the Warrant Agent, and shall surrender the Warrant Certificate or Warrant Certificates to be transferred, split up, combined or exchanged at the principal office of the Warrant Agent.  Thereupon the Warrant Agent shall, subject to the last sentence of this first paragraph of Section 5, countersign and deliver to the person entitled thereto a Warrant Certificate or Warrant Certificates, as the case may be, as so requested.  The Company may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Warrant Certificates, together with reimbursement to the Company and the Warrant Agent of all reasonable expenses incidental thereto.

Upon receipt by the Company and the Warrant Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Warrant

Certificate, and, in case of loss, theft or destruction, of indemnity or security in customary form and amount, and reimbursement to the Company and the Warrant Agent of all reasonable expenses incidental thereto, and upon surrender to the Warrant Agent and cancellation of the Warrant Certificate if mutilated, the Company will make and deliver a new Warrant Certificate of like tenor to the Warrant Agent for delivery to the registered holder in lieu of the Warrant Certificate so lost, stolen, destroyed or mutilated.

Section 6.               Exercise of Warrants; Exercise Price; Expiration Date.

(a)           The Warrants shall be exercisable commencing upon their date of issuance.  The Warrants shall cease to be exercisable and shall terminate and become void, and all rights thereunder and under this Agreement shall cease, on the date (the “Expiration Date”) which is the third anniversary of the Closing Date.  Subject to the foregoing and to Section 6(b) below, the registered holder of any Warrant Certificate may exercise the Warrants evidenced thereby in whole or in part upon surrender of the Warrant Certificate, with the form of election to purchase on the reverse thereof duly executed, to the Warrant Agent at the principal office of the Warrant Agent in Chicago, Illinois, together with payment of the Exercise Price in immediately available funds denominated in U.S. dollars for each share of Common Stock as to which the Warrants are exercised.

(b)           Upon receipt of a Warrant Certificate prior to the Expiration Date, with the form of election to purchase duly executed, accompanied by payment of the Exercise Price for the shares to be purchased and an amount equal to any applicable tax or governmental charge referred to in Section 8(c) in cash, or by certified check or bank draft payable to the order of the Company, the Warrant Agent shall thereupon promptly (i) requisition from any transfer agent of the Common Stock certificates for the number of whole shares of Common Stock to be purchased, and the Company hereby irrevocably authorizes its transfer agent to comply with all such requests, (ii) when appropriate, requisition from the Company the amount of cash to be paid in lieu of the issuance of fractional shares and (iii) after receipt of such certificates, cause the same to be delivered to or upon the order of the registered holder of such Warrant Certificate, registered in such name or names as may be designated by such holder, and, when appropriate, after receipt promptly deliver such cash to or upon the order of the registered holder of such Warrant Certificate.  Upon receipt by the Company of a Warrant Certificate at the principal office of the Warrant Agent, with the form of election to purchase duly executed, and payment of the applicable Exercise Price as required hereby, the holder of such Warrant Certificate shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such shares of Common Stock shall not then be actually delivered to the holder of such Warrant Certificate.

In case the registered holder of any Warrant Certificate shall exercise fewer than all Warrants evidenced thereby, a new Warrant Certificate evidencing the number of Warrants equivalent to the number of Warrants remaining unexercised shall be issued by the Warrant Agent to the registered holder of such Warrant Certificate or to its duly authorized assigns, subject to the provisions of Sections 5, 6(b) and 12 hereof.

Notwithstanding anything in this Agreement to the contrary, neither the Warrant Agent nor the Company shall be obligated to undertake any action with respect to a registered holder of any Warrant Certificate upon the occurrence of any purported exercise thereof unless the registered holder shall have completed and signed the certificate contained in the form of election to purchase set forth on the reverse side of the Warrant Certificate surrendered for exercise.

Section 7.               Cancellation and Destruction of Warrant Certificates.  All Warrant Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, if surrendered to the Company or to any or its agents, be delivered to the Warrant Agent for cancellation or in canceled form, or, if surrendered to the Warrant Agent, shall be canceled by it, and no Warrant Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Warrant Agreement.  The Company shall deliver to the Warrant Agent for cancellation and retirement, and the Warrant Agent shall so cancel and retire, any other Warrant Certificate purchased or acquired by the Company otherwise than upon the exercise thereof.  The Warrant Agent shall deliver all canceled Warrant Certificates to the Company, or shall, at the written request of the Company, destroy such canceled Warrant Certificates, and in such case shall deliver a certificate of destruction thereof to the Company.

Section 8.               Reservation and Availability of Shares of Common Stock.

(a)           The Company covenants and agrees that it will at all times reserve and keep available out of its authorized and unissued shares of Common Stock or its authorized and issued shares of Common Stock held in its treasury, free from preemptive rights, the maximum number of shares of Common Stock that will be sufficient to permit the exercise in full of all outstanding Warrants.

(b)           The Company covenants and agrees that it will take all such actions as may be necessary to insure that all shares of Common Stock delivered upon exercise of Warrants shall, at the time of delivery of the certificates for such shares (subject to payment of the Exercise Price as contemplated by Section 6(b)), be duly authorized, validly issued, fully paid and nonassessable, free from preemptive rights and all taxes, liens, charges and security interests with respect to the issuance of such shares.

(c)           The Company covenants and agrees that it will pay when due and payable any and all federal and state transfer taxes and charges which may be payable in respect of the original issuance or delivery of the Warrant Certificates or certificates evidencing Common Stock upon exercise of the Warrants.  The Company shall not, however, be required to pay any tax or governmental charge which may be payable in respect of any transfer involved in the transfer or delivery of Warrant Certificates or the issuance or delivery of certificates for Common Stock in a name other than that of the registered holder of the Warrant Certificate evidencing Warrants surrendered for exercise or to issue or deliver any certificate for shares of Common Stock upon the exercise of any Warrants until any such tax or governmental charge shall have been paid (any such tax or governmental charge being payable by the holder of such Warrant Certificate at the time of surrender) or until it has been established to the Company’s reasonable satisfaction that no such tax or governmental charge is due.

Section 9.               Common Stock Record Date.  Each person in whose name any certificate for shares of Common Stock is issued upon the exercise of Warrants shall for all purposes be deemed to have become the holder of record for the Common Stock represented thereby on, and such certificate shall be dated, the date upon which the Warrant Certificate evidencing such the Company Warrants was duly surrendered and payment of the Exercise Price (and any applicable transfer taxes) was made; provided, that if the date of such surrender and payment is a date upon which the Common Stock transfer books of the Company are closed, such person shall be deemed to have become the record holder of such shares on, and such certificate shall be dated, the next succeeding Business Day on which the Common Stock transfer books of the Company are open.

Section 10.             Adjustment of Exercise Price, Number of Shares of Common Stock or Number of the Company Warrants.  The Exercise Price, the number of shares covered by each Warrant and the number of Warrants outstanding are subject to adjustment from time to time as provided in this Section 10.

(a)           In the event the Company shall at any time after the date of this Agreement (i) declare a dividend on shares of Common Stock payable in shares of any class of capital stock of the Company, (ii) subdivide the outstanding shares of Common Stock into a greater number of shares of Common Stock, (iii) combine the outstanding shares of Common Stock into a smaller number of shares, or (iv) issue any shares of capital stock in a reclassification of shares of the Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), the Exercise Price in effect on the date of (but immediately prior to) the payment of such dividend or of the effective date of (but immediately prior to) such subdivision, combination or reclassification, and the number and kind of shares of capital stock issuable on such date, shall be proportionately adjusted so that the holder of any Warrant exercised after such time shall be entitled to receive the aggregate number and kind of shares of capital stock which, if such Warrant had been exercised immediately prior to such date and at a time when the Common Stock transfer books of the Company were open, such holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification.

(b)           In the event the Company shall fix a record date for the making of a dividend or distribution to all holders of Common Stock of any evidences of indebtedness, assets or property of the Company, or any subscription rights or warrants to purchase equity in the Company (excluding those referred to in Section 10(a) or cash dividends referred to in Section 10(c)), the Exercise Price to be in effect after such record date shall be determined by multiplying the Exercise Price in effect immediately prior to such record date by a fraction of which the numerator shall be the Current Market Price per share of Common Stock on such record date, less the fair market value (as determined reasonably and in good faith by the Board of Directors of the Company) of such distribution applicable to one share of Common Stock, and of which the denominator shall be such Current Market Price per share of Common Stock.  Such adjustment shall be made successively whenever such a record date is fixed, and in the event that such distribution is not so made, the Exercise Price shall again be adjusted to be the Exercise Price which would then be in effect if such record date had not been fixed.

(c)           In the event the Company shall fix a record date for the making of a cash dividend to all holders of Common Stock, the Exercise Price to be in effect after such record date shall be determined by subtracting from the Exercise Price in effect immediately prior to such record date the amount of such cash dividend payable with respect to one share of Common Stock.  Such adjustment shall be made successively whenever such a record date is fixed, and in the event that such dividend is not so paid, the Exercise Price shall again be adjusted to be the Exercise Price which would then be in effect if such record date had not been fixed.

(d)           Notwithstanding the foregoing paragraphs (a), (b) and (c), no adjustment in the Exercise Price pursuant to such paragraphs shall be required unless such adjustment would require an increase or decrease of at least 1% in such price; provided, that any adjustments which by reason of this Section 10(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment, provided that no such adjustment shall be deferred beyond the date on which a Warrant is exercised.  All calculations under this Section 10 shall be made to the nearest cent or the nearest hundredth of a share, as the case may be.

(e)           All Warrants originally issued by the Company subsequent to any adjustment made to the Exercise Price hereunder shall evidence the right to purchase, at the adjusted Exercise Price, the number of shares of Common Stock purchasable from time to time hereunder upon exercise of the Warrants, all subject to further adjustment as provided herein.

(f)            Unless the Company shall have exercised its election as provided in Section 10(i), upon each adjustment of the Exercise Price as a result of the calculations made in Section 10(b) and (c), each Warrant outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Exercise Price, that number of shares (calculated to the nearest hundredth) obtained by (i) multiplying (x) the number of shares covered by a Warrant immediately prior to such adjustment by (y) the Exercise Price in effect immediately prior to such adjustment of the Exercise Price and (ii) dividing the product so obtained by the Exercise Price in effect immediately after such adjustment of the Exercise Price.

(g)           The Company may elect on or after the date of any adjustment of the Exercise Price to adjust the number of Warrants, in substitution for any adjustment in the number of shares of Common Stock purchasable upon the exercise of a Warrant.  Each of the Warrants outstanding after such adjustment of the number of

Warrants shall be exercisable for one share of Common Stock.  Each Warrant held of record prior to such adjustment of the number of Warrants shall become that number of Warrants (calculated to the nearest hundredth) obtained by dividing the Exercise Price in effect prior to adjustment of the Exercise Price by the Exercise Price in effect after adjustment  of the Exercise Price.  The Company shall instruct the Warrant Agent to notify each of the record holders of Warrants of its election to adjust the number of Warrants, indicating the record date for the adjustment, and, if known at the time, the amount of adjustment to be made.  Such record date may be the date on which the Exercise Price is adjusted or any day thereafter, but shall be at least ten days later than the date of the public announcement.  Upon each adjustment of the number of Warrants pursuant to this Section 10(g), the Company shall instruct the Warrant Agent to distribute, as promptly as practicable, to holders of record of Warrant Certificates on such record date Warrant Certificates evidencing, subject to Section 13, the additional Warrants to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, instruct the Warrant Agent to distribute to such holders of record in substitution and replacement for the Warrant Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Warrant Certificates evidencing all the Warrants to which such holders shall be entitled after such adjustment.  Warrant Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for herein (and may bear, at the option of the Company, the adjusted Exercise Price) and shall be registered in the names of the holders of record of Warrant Certificates on the record date specified in the public announcement.

(h)           Irrespective of any adjustment or change in the Exercise Price or the number of shares of Common Stock issuable upon the exercise of the Warrants, the Warrant Certificates theretofore and thereafter issued may continue to express the Exercise Price per share and the number of shares which were expressed upon the initial Warrant Certificates issued hereunder.

(i)            In any case in which this Section 10 shall require that an adjustment in the Exercise Price be made effective as of a record date for a specified event, if any holder of a Warrant exercises such Warrant after such record date, the Company may elect to defer, until the occurrence of such event, the issuance of the shares of Common Stock and other capital stock of the Company in excess of the shares of Common Stock and other capital stock of the Company, if any, issuable upon such exercise on the basis of the Exercise Price in effect prior to such adjustment; provided, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder’s right to receive such additional shares and/or other capital securities upon the occurrence of the event requiring such adjustment.

(j)            Anything in this Section 10 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Exercise Price, in addition to those adjustments expressly required by this Section 10, as and to the extent that it in its sole discretion shall determine to be advisable in order that any event treated for federal income tax purposes as a distribution of stock or stock rights shall not be taxable to the recipients.

Section 11.             Certification of Adjusted Exercise Price or Number of Shares of Common Stock.  Whenever the Exercise Price or the number of shares of Common Stock issuable upon the exercise of each Warrant is adjusted as provided in Section 10 or 12, or the Exercise Price is adjusted as a result of the distribution to the holders of the Class 7 Unsecured Note Claims of shares of Common Stock pursuant to the Plan, the Company shall (a) promptly prepare a certificate setting forth the Exercise Price of each Warrant as so adjusted, and a brief statement of the facts accounting for such adjustment, and (b) promptly file with the Warrant Agent and with each transfer agent for the Common Stock a copy of such certificate.  At the request of any holder of a Warrant Certificate, the Company shall instruct the Warrant Agent to mail, at the expense of the Company, a brief summary thereof to such holder.  The Warrant Agent shall be fully protected in relying on any such certificate and on any adjustment therein contained and shall not be obligated or responsible for calculating any adjustment nor deemed to have knowledge of such adjustment unless and until it shall have received such certificate.

Section 12.             Reclassification, Consolidation, Purchase, Combination, Sale or Conveyance.  In case any of the following shall occur while any Warrants are outstanding:  (i) any reclassification or change of the outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or as covered by Section 10 (a)), or (ii) any consolidation, amalgamation, merger or combination of the Company with or into another Person as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, or (iii) any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the property or assets of the Company as, or substantially as, an entirety to any other Person as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock (any of the foregoing, a “Transaction”), the Company agrees that, as a condition to the consummation of such Transaction, the Company shall, or shall require that such successor corporation or transferee, as the case may be, make appropriate provision by amendment of this Agreement or by the successor corporation or transferee executing with the Warrant Agent an agreement so that the holders of the Warrants then outstanding shall have the right at any time after such Transaction, upon exercise of such Warrants (in lieu of the number of shares of Common Stock theretofore deliverable) to receive the kind and amount of securities, cash and other property receivable upon the consummation of the Transaction as would be received by a holder of the number of shares of Common Stock issuable upon exercise of such Warrant immediately prior to the consummation of the Transaction (the “Consideration”); provided that, in lieu of the foregoing, at the election of the Company made prior to the consummation of the Transaction, the Company may instead elect to pay each holder of the Warrants an amount in cash equal to the excess, if any, of (A) the fair value of the Consideration (as determined reasonably and in good faith by the Board of Directors of the Company) that would otherwise be payable to such holder on account of such holder’s Warrants upon the exercise of such holder’s Warrants immediately prior to the consummation of the Transaction over (B) the Exercise Price in effect immediately prior to such consummation times the number of such holder’s Warrants.  In the event the Company makes the election provided for in the preceding proviso, the Warrants shall expire upon consummation of the Transaction.

The Company shall instruct the Warrant Agent to mail by first-class mail, postage prepaid, at the expense of the Company, to each registered holder of a Warrant, written notice of the execution of any such amendment, supplement or agreement.  Any supplemented or amended agreement entered into by the successor corporation or transferee shall provide for adjustments, which shall be as nearly equivalent as may be practicable to the adjustments provided for in Section 10.  The Warrant Agent shall be under no responsibility to determine the correctness of any provisions contained in such agreement relating either to the kind or amount of securities or other property receivable upon exercise of warrants or with respect to the method employed and provided therein for any adjustments and shall be entitled to rely upon the provisions contained in any such agreement.  The provisions of this Section 12 shall similarly apply to successive reclassifications, changes, consolidations, mergers, sales and conveyances of the kind described above.

Section 13.             Fractional Shares of Common Stock.

(a)           The Company may, but shall not be required to, issue fractions of Warrants or distribute Warrant Certificates which evidence fractional Warrants.  In lieu of such fractional warrants, there shall be paid to the persons to whom Warrant Certificates representing such fractional Warrants would otherwise be issuable an amount in cash (without interest) equal to the product of such fraction of a Warrant multiplied by the Current Market Price per share of Common Stock issuable with respect to such fraction of a Warrant.

(b)           The Company may, but shall not be required to, issue fractions of shares of Common Stock upon exercise of warrants or distribute stock certificates which evidence fractional shares of Common Stock.  In lieu of fractional shares, there shall be paid to the registered holders of Warrant Certificates at the time such Warrant Certificates are exercised as herein provided an amount in cash (without interest) equal to the product of such fractional part of a share of Common Stock multiplied by the Current Market Price per share of Common Stock.

(c)           The holder of a Warrant by the acceptance of the Warrant expressly waives his right to receive any fractional Warrant or any fractional share of Common Stock upon exercise of a Warrant.

Section 13.             Right of Action.  All rights of action in respect of this Agreement, except the rights of action given to the Warrant Agent under Section 17 hereof, are vested in the respective registered holders of the Warrant Certificates, and any registered holder of any Warrant Certificate, without the consent of the Warrant Agent or of the holder of any other Warrant Certificate, may, on such holder’s own behalf and for such holder’s own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, such holder’s right to exercise the Warrants evidenced by such Warrant Certificate in the manner provided in such Warrant Certificate and in this Agreement.

Section 15.             Agreement of Warrant Certificate Holders.  Every holder of a Warrant Certificate by accepting the same consents and agrees with the Company and the Warrant Agent and with every other holder of a Warrant Certificate that:

(a)           the Warrant Certificates are transferable only on the registry books of the Warrant Agent if surrendered at the principal office of the Warrant Agent, duly endorsed or accompanied by a proper instrument of transfer; and

(b)           the Company and the Warrant Agent may deem and treat the person in whose name the Warrant Certificate is registered as the absolute owner thereof and of the Warrants evidenced thereby (notwithstanding any notations of ownership or writing on the Warrant Certificates made by anyone other than the Company or the Warrant Agent) for all purposes whatsoever, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

Notwithstanding anything in this Agreement to the contrary, neither the Company nor the Warrant Agent shall have any liability to any holder of a Warrant or other Person as a result of its inability to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, decree or ruling issued by a court or by a governmental, regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority prohibiting or otherwise restraining performance of the obligation.

Section 16.             Warrant Certificate Holder Not Deemed a Shareholder.  No holder, as such, of any Warrant Certificate shall be entitled to vote, receive dividends or distributions on, or be deemed for any purpose the holder of Common Stock or any other securities of the Company which may at any time be issuable on the exercise or conversion of the Warrants represented thereby, nor shall anything contained herein or in any Warrant Certificate be construed to confer upon the holder of any Warrant Certificate, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders (except as provided in Section 23), or to receive dividends or distributions or subscription rights, or otherwise, until the Warrant or Warrants evidenced by such Warrant Certificate shall have been exercised in accordance with the provisions hereof.

Section 17.             Concerning the Warrant Agent.  The Company agrees to pay to the Warrant Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Warrant Agent, its reasonable expenses and counsel fees and other disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder.  The Company also agrees to indemnify the Warrant Agent for, and to hold it harmless against, any loss, liability or expense, incurred without gross negligence, bad faith or willful misconduct on the part of the Warrant Agent, for anything done or omitted by the Warrant Agent in connection with the acceptance and administration of this Agreement, including the costs and expenses of defending against any claim of liability in the premises.  The costs and expenses of enforcing this right of indemnification shall also be paid by the Company.  The indemnification provided for hereunder shall survive the expiration of the Warrants and termination of this Agreement.

The Warrant Agent may conclusively rely upon and shall be protected and shall incur no liability for or in respect of any action taken, suffered or omitted by it in connection with its administration of this Agreement in reliance upon any Warrant Certificate or certificate for Common Stock or for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement, or other paper or document reasonably believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper person or persons.

Notwithstanding anything in this Agreement to the contrary, in no event shall the Warrant Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits) regardless of the form of the action, even if the Warrant Agent has been advised of the likelihood of such loss or damage.

Section 18.             Purchase or Consolidation or Change of Name of Warrant Agent.  Any corporation into which the Warrant Agent or any successor Warrant Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Warrant Agent or any successor Warrant Agent shall be party, or any corporation succeeding to the corporate trust business of the Warrant Agent or any successor Warrant Agent, shall be the successor to the Warrant Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation would be eligible for appointment as a successor Warrant Agent under the provisions of Section 20.  In case at the time such successor Warrant Agent shall succeed to the agency created by this Agreement any of the Warrant Certificates shall have been countersigned but not delivered, any such successor Warrant Agent may adopt the countersignature of the predecessor Warrant Agent and deliver such Warrant Certificates so countersigned; and in case at that time any of the Warrant Certificates shall not have been countersigned, any successor Warrant Agent may countersign such Warrant Certificates either in the name of the predecessor Warrant Agent or in the name of the successor Warrant Agent; and in all such cases such Warrant Certificates shall have the full force provided in the Warrant Certificates and in this Agreement.

In case at any time the name of the Warrant Agent shall be changed and at such time any of the Warrant Certificates shall have been countersigned but not delivered, the Warrant Agent may adopt the countersignature under its prior name and deliver Warrant Certificates so countersigned; and in case at that time any of the Warrant

Certificates shall not have been countersigned, the Warrant Agent may countersign such warrant Certificates either in its prior name or in its changed name; and in all such cases such Warrant Certificates shall have the full force provided in the Warrant Certificates and in this Agreement.

Section 19.             Duties of Warrant Agent.  The Warrant Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions and no implied duties or obligations shall be read into this Agreement against the Warrant Agent except for the duty of good faith, by all of which the Company and the holders of Warrant Certificate, by their acceptance thereof, shall be bound:

(a)           Before the Warrant Agent acts or refrains from acting, the Warrant Agent may consult with legal counsel (who may be legal counsel for the Company), and the opinion of such counsel shall be full and complete authorization and protection to the Warrant Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.

(b)           Whenever in the performance of its duties under this Agreement the Warrant Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by the Chairman, President or any Vice President of the Company and by the Treasurer or any Assistant Treasurer or the Secretary of the Company and delivered to the Warrant Agent; and such certificate shall be full authentication to the Warrant Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

(c)           The Warrant Agent shall be liable hereunder only for its own gross negligence, bad faith or willful misconduct.

(d)           The Warrant Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Warrant Certificates (except its countersignature thereof) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.

(e)           The Warrant Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Warrant Agent) or in respect of the validity or execution of any Warrant Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Warrant Certificate; nor shall it be responsible for the adjustment of the Exercise Price or the making of any change in the number of shares of Common Stock required under the provisions of Sections 10 or 12 or responsible for the manner, method or amount of any such change or the ascertaining of the existence of facts that would require any such adjustment or change (except with respect to the exercise of Warrants evidenced by Warrant Certificates after actual notice of any adjustment of the Exercise Price); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of Common Stock to be issued pursuant to this Agreement or any Warrant Certificate or as to whether any shares of Common Stock will, when issued, be duly authorized, validly issued, fully paid and nonassessable.

(f)            The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Warrant Agent for the carrying out or performing by the Warrant Agent of the provisions of this Agreement.

(g)           The Warrant Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from the Chairman or the President or any Vice President or the Secretary of the Company, and to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with instructions of any such officer.  Any application by the Warrant Agent for written instructions from the Company may, at the option of the Warrant Agent, set forth in writing any action proposed to be taken or omitted by the Warrant Agent under this Agreement and the date on or after which such action shall be taken or such omission shall be effective.  The Warrant Agent shall not be liable for any action taken by or omission of, the Warrant Agent in accordance with a proposal included in any such application on or after the date specified in such application (which date shall not be less than ten Business Days after the date any officer of the Company actually receives such application, unless any such officer shall have consented in writing to an earlier date) unless, prior to taking any such action (or the effective date in the case of an omission), the Warrant Agent shall have received written instructions in response to such application that such action or omission shall not be taken or made.

(h)           The Warrant Agent and any shareholder, director, officer or employee of the Warrant Agent may buy, sell or deal in any of the Warrants or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Warrant Agent under this Agreement.  Nothing herein shall preclude the Warrant Agent form acting in any other capacity for the Company or for any other legal entity.

(i)            The Warrant Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorney or agents, and the Warrant Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorney or agents or for any loss to the Company resulting from any such act, default, neglect or misconduct, provided reasonable care was exercised in the selection and continued employment thereof.

(j)            No provision of this Agreement shall require the Warrant Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if there shall be reasonable grounds for believing that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

(k)           The Warrant Agent shall not be required to take notice or be deemed to have any notice of any fact, event or determination under this Agreement unless and until the Warrant Agent shall be specifically notified in writing by the Company of such fact, event or determination.

(l)            If, with respect to any Warrant Certificate surrendered to the Warrant Agent for exercise or transfer, the certificate attached to the form of assignment or form of election to purchase, as the case may be, has not been completed, the Warrant Agent shall contact the Company and the surrendering party promptly and shall not take any further action with respect to such requested exercise or transfer without first consulting with the Company.

Section 20.             Change of Warrant Agent.  The Warrant Agent may resign and be discharged from its duties under this Agreement upon 30 days’ notice in writing mailed to the Company and to each transfer agent of the Common Stock by registered or certified mail, and to the holders of the Warrant Certificates by first-class mail at the expense of the Company.  The Company may remove the Warrant Agent or any successor Warrant Agent upon 30 days’ notice in writing, mailed to the Warrant Agent or successor Warrant Agent, as the case may be, and to each transfer agent of the Common Stock by registered or certified mail, and to the holders of the Warrant Certificates by first-class mail.  If the Warrant Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Warrant Agent.  If the Company shall fail to make such appointment within a period of 30 days after such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Warrant Agent or by the holder of a Warrant Certificate (who shall, with such notice, submit his Warrant Certificate for inspection by the Company), then the registered holder of any Warrant Certificate may apply to any court of competent jurisdiction for the appointment of a new Warrant Agent.  Any successor Warrant Agent, whether appointed by the Company or by such a court, shall be a corporation organized and doing business under the laws of the United States or of a state thereof, in good standing, which is authorized under such laws to exercise corporate trust powers and is subject to supervision or examination by federal or state authority and which has at the time of its appointment as Warrant Agent a combined capital and surplus of at least $50,000,000.  After appointment, the successor Warrant Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Warrant Agent without further act or deed; but the predecessor Warrant Agent shall deliver and transfer to the successor Warrant Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose.  Not later than the effective date of any such appointment, the Company shall file notice thereof in writing with the predecessor Warrant Agent and each transfer agent of the Common Stock, and mail a notice thereof in writing to the registered holders of the Warrant Certificates.  However, failure to give any notice provided for in this Section 20, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Warrant Agent or the appointment of the successor Warrant Agent, as the case may be.

Section 21.             Issuance of New Warrant Certificates.  Notwithstanding any of the provisions of this Agreement or of the Warrants to the contrary, the Company may, at its option, issue new Warrant Certificates evidencing Warrants in such form as may be approved by its Board of Directors to reflect any adjustment or change in the Exercise Price per share and the number or kind or class of shares of stock or other securities or property purchasable under the several Warrant Certificates made in accordance with the provisions of this Agreement.

Section 22.             Notices.  Notices or demands authorized by this Agreement to be given or made (i) by the Warrant Agent or by the holder of any Warrant Certificate to or on the Company, (ii) subject to the provisions of Section 20, by the Company or by the holder of any Warrant Certificate to or on the Warrant Agent or (iii) by the Company or the Warrant Agent to the holder of any Warrant Certificate, shall be sufficiently given or made if sent by hand delivery, overnight courier, registered or certified mail and shall be deemed given upon receipt in each case to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

(a)

If to the Company, to:

Northwestern Corporation
125 South Dakota Avenue
Sioux Falls, South Dakota 57104
Attention: Eric Jacobsen
Telephone: (605) 978-2871
Telecopy: (605) 978-2845

(b)

If to the Warrant Agent, to:

LaSalle Bank National Association
135 S. LaSalle Street, Suite 1960
Chicago, Illinois 60603
Attention: Joseph F. Pellicore
Telephone: (312) 904-2584
Telecopy: (312) 904-2236

(c)           If to the holder of any Warrant Certificate, to the address of such holder as shown on the registry books of the Company.  Any notice required to be delivered by the Company to the registered holder of any Warrant may be given by the Warrant Agent on behalf of the Company.

Section 23.             Supplements and Amendments.

(a)           The Company and the Warrant Agent may from time to time supplement or amend this Agreement without the approval of any holders of Warrant Certificates in order to cure any ambiguity, to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, or to make any other provisions with regard to matters or questions arising hereunder which the Company and the Warrant Agent may deem necessary or desirable and which shall not adversely affect the interests of the holders of Warrants Certificates.

(b)           In addition to the foregoing, with the consent of holders of Warrants entitled, upon exercise thereof, to receive not less than a majority of the shares of Common Stock issuable thereunder, the Company and the Warrant Agent may modify this Agreement for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Warrant Agreement or modifying in any manner the rights of the holders of the Warrant Certificates; provided, that no modification of the terms (including but not limited to the adjustments described in Section 10) upon which the Warrants are exercisable or reducing the percentage required for consent to modification of this Agreement may be made without the consent of the holder of each outstanding warrant certificate affected thereby.

Notwithstanding anything in this Agreement to the contrary, no supplement or amendment that changes the rights and duties of the Warrant Agent under this Agreement will be effective against the Warrant Agent without the execution of such supplement or amendment by the Warrant Agent.

Section 24.             Successors.  All covenants and provisions of this Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

Section 25.             Benefits of this Agreement.  Nothing in this Agreement shall be construed to give any Person other than the Company, the Warrant Agent and the registered holders of the Warrant Certificates any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Warrant Agent and the registered holders of the Warrant Certificates.

Section 26.             Governing Law.  This Agreement and each Warrant Certificate issued hereunder shall be governed by, and construed in accordance with, the laws of the State of New York without giving effect to the conflicts of law principles thereof.

Section 27.             Counterparts.  This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

Section 28.             Captions.  The captions of the sections of this Agreement have been inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

Section 29.             Information.  The Company agrees to promptly provide the registered holders of the Warrants any information it is required to provide to the holders of the Common Stock.

Section 30.             Availability of Equitable Remedies.  Because a breach of the provisions of this Agreement may not adequately be compensated for by money damages, holders of Warrants shall be entitled, in addition to any other right or remedy available to them, to an injunction restraining such breach or a threatened breach and to specific performance of any such provision of this Agreement, and in either case no bond or other security shall be required in connection therewith, and the parties hereby consent to such injunction and to the ordering of specific performance.

Section 31.             Inspection of Agreement.  A copy of this Agreement shall be available during regular business hours at the principal corporate trust office of the Warrant Agent for inspection by the holder of any Warrant Certificate.  The Warrant Agent may require such holder to submit such holder’s Warrant Certificate for inspection by it.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and their respective corporate seals to be hereunder affixed and attested, all as of the day and year first above written.

NORTHWESTERN CORPORATION

By:	/s/ Brian B. Bird
	Name:	Brian B. Bird
	Title:	Chief Financial Officer

LASALLE BANK NATIONAL ASSOCIATION,
as Warrant Agent

By:	/s/
Name:
Title:

EXHIBIT A

[Form of Warrant Certificate]

[Face]

Certificate No. __________	_________ Warrants

Warrant Certificate

NORTHWESTERN CORPORATION

This Warrant Certificate certifies that ______________ , or its registered assigns, is the registered holder of Warrants expiring November 1, 2007 (the “Warrants”) to purchase Common Stock, par value $.01 (the “Common Stock”), of NorthWestern Corporation, a Delaware corporation (the “Company”).  Each Warrant entitles the registered holder upon exercise at any time until 5:00 p.m. Chicago Time on November 1, 2007, to receive from the Company one fully paid and nonassessable share of Common Stock (the “Warrant Shares”) at the initial exercise price (the “Exercise Price”) of $28.48 per share payable in lawful money of the United States of America upon surrender of this Warrant Certificate and payment of the Exercise Price at the office or agency of the Warrant Agent, subject to the conditions set forth herein and in the Warrant Agreement referred to on the reverse hereof.  The Exercise Price and number of Warrant Shares issuable upon exercise of the Warrants are subject to adjustment upon the occurrence of certain events set forth in the Warrant Agreement.

This Warrant is immediately exercisable.  No Warrant may be exercised after 5:00 p.m. Chicago Time on November 1, 2007 and, to the extent not exercised by such time, such Warrants shall become void.

Reference is made to the further provisions of this Warrant Certificate set forth on the reverse hereof and such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Warrant Certificate shall not be valid unless countersigned by the Warrant Agent, as such term is used in the Warrant Agreement.

This Warrant Certificate shall be governed by and construed in accordance with the internal laws of the State of New York.

IN WITNESS WHEREOF, NorthWestern Corporation has caused this Warrant Certificate to be signed by its duly authorized officer, by a signature or a facsimile thereof.

Dated:

NORTHWESTERN CORPORATION

By:
Name:
Title:

Countersigned:

LASALLE BANK NATIONAL ASSOCIATION,
as Warrant Agent

By:
Authorized Signatory

[Form of Warrant Certificate]

[Reverse]

The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants expiring November 1, 2007 entitling the holder on exercise to receive shares of Common Stock, par value $.01 per share, of the Company (the “Common Stock”), and are issued or to be issued pursuant to a Warrant Agreement dated as of November 1, 2004 (the “Warrant Agreement”), duly executed and delivered by the Company to LaSalle Bank National Association, as warrant agent (the “Warrant Agent”), which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Warrant Agent, the Company and the holders (the words “holders” or “holder” meaning the registered holders or registered holder) of the Warrants.  A copy of the Warrant Agreement may be obtained by the holder hereof upon written request to the Company.  Capitalized terms used herein without definition shall have the meanings ascribed to them in the Warrant Agreement.

The Warrants are immediately exercisable and may be exercised at any time prior to 5:00 p.m. Chicago Time on November 1, 2007.  The holder of Warrants evidenced by this Warrant Certificate may exercise them by surrendering this Warrant Certificate, together with payment of the Exercise Price in lawful money of the United States of America at the office of the Warrant Agent.  In the event that upon any exercise of Warrants evidenced hereby the number of Warrants exercised shall be less than the total number of Warrants evidenced hereby, there shall be issued to the holder hereof or its assignee a new Warrant Certificate evidencing the number of Warrants not exercised.

The Warrant Agreement provides that upon the occurrence of certain events the Exercise Price set forth on the face hereof and/or the number of shares of Common Stock issuable upon the exercise of each Warrant shall, subject to certain conditions, be adjusted.  No fractions of a share of Common Stock will be issued upon the exercise of any Warrant, but the Company will pay the cash value thereof determined as provided in the Warrant Agreement.

Warrant Certificates, when surrendered at the office of the Warrant Agent by the registered holder thereof in person or by legal representative or attorney duly authorized in writing, may be exchanged, in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor evidencing in the aggregate a like number of Warrants.

Upon due presentation for registration of transfer of this Warrant Certificate at the office of the Warrant Agent a new Warrant Certificate or Warrant Certificates of like tenor evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge except for any tax or other governmental charge imposed in connection therewith.

The Company and the Warrant Agent may deem and treat the registered holder(s) thereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone) for the purpose of any exercise hereof, of any distribution to the holder(s) hereof, and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.  Neither the Warrants nor this Warrant Certificate entitles any holder hereof to any rights of a stockholder of the Company.

FORM OF ELECTION TO PURCHASE

(To be executed if holder desires to
exercise the Warrant Certificate)

To:  LASALLE BANK NATIONAL ASSOCIATION, as Warrant Agent:

The undersigned hereby irrevocably elects to exercise ____________ Warrants represented by this Warrant Certificate to purchase the shares of Common Stock issuable upon the exercise of such Warrants and requests that Certificates for such shares be issued in the name of and delivered to:

Please insert social security
or other identifying number

                                                                (Please print name and address)

If such number of Warrants shall not be the Warrants evidenced by this Warrant Certificate, a new Warrant Certificate for the balance remaining of such Warrants shall be registered in the name of and delivered to:

Please insert social security
or other identifying number

                                                                (Please print name and address)

Dated:

Signature
(Signature must conform in all
respects to name of holder as
specified on the face of this
Warrant Certificate)

Signature Guarantee:

Signature must be guaranteed by an eligible guarantor institution within the meaning of Securities and Exchange Commission Rule 17Ad-15 (including banks, stock brokers, savings and loan associations, national securities exchanges, registered securities associations, clearing agencies and credit unions) with membership or participation in an approved signature guarantee medallion program if this Warrant is to be delivered other than to and in the name of the registered holder.

Annex A to Warrant Agreement

ASSIGNMENT FORM
(To be executed by the registered holder if such holder
desires to transfer the Warrant Certificates)

FOR VALUE RECEIVED, __________________________________ hereby sells, assigns and transfers unto

Name:
                                                    (Please typewrite or print in block letters)

Address:

this Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ________________ Attorney, to transfer within the Warrant Certificate the same on the books of the Company, with full power of substitution in the premises.

Dated:

Signature

Signature Guarantee:

Signature must be guaranteed by an eligible guarantor institution within the meaning of Securities and Exchange Commission Rule 17Ad-15 (including banks, stock brokers, savings and loan associations, national securities exchanges, registered securities associations, clearing agencies and credit unions) with membership or participation in an approved signature guarantee medallion program if this Warrant is to be delivered other than to and in the name of the registered holder.

Notice

The signature to the foregoing assignment must correspond to the name as written upon the face of this Warrant Certificate in every particular, without alteration or enlargement or any change whatsoever.